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EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT


                                                                 STATE OF
                                          PERCENTAGE          INCORPORATION
                                              OF                    OR
PARENT            SUBSIDAIRY              OWNERSHIP            ORGANIZATION
------            ----------              ---------            ------------

FASTNET           FASTNET                   100%              DELAWARE
CORPORATION       ACQUISITION, INC.

FASTNET           DASLIC HOLDING            100%              DELAWARE
CORPORATION       COMPANY

FASTNET           FASTNET                   100%              PENNSYLVANIA
CORPORATION       MERGER CORP.

FASTNET           FASTNET                   100%              PENNSYLVANIA
CORPORATION       EXCHANGE CORP.